AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 30, 1999


                                                Registration No. 333-
 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A/A
                                 AMENDMENT NO. 2

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                              SECURITIES ACT OF 1934

                               UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                 94-2579683
   (State or other jurisdiction of                   (I.R.S.Employer
   incorporation or organization)                Identification Number)

        163 Baypointe Parkway
        San Jose, California                              95134
(Address of principal executive offices)               (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuan
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [ ]              check the following box. [X]


Securities Act registration statement file number to which this form relates:

                               Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

Securities to be registered pursuant to Section 12(g) of the Act:

                             Title of each class
                             to be so registered
                        Preferred Stock Purchase Rights




Item 1. Description of Registrant's Securities to Be Registered.

On June 28, 1999, Uniphase Corporation (the "Company") amended and restated its Rights Agreement, dated as of June 22, 1998 and amended and restated on January 16, 1999 (the "Rights Agreement") to give effect to the issuance of exchangeable shares (the "Exchangeable
Shares") its Canadian subsidiary, JDS Uniphase Canada Ltd.
("Exchangeco") pursuant to the terms of a Merger Agreement dated as of January 28, 1999 among the Company, JDS FITEL, Inc. and Exchangeco.

The Rights Agreement has been amended to, among other things, provide that for purposes of determining the number of shares of the Company's common stock outstanding at any time, such number shall be the sum of the shares of the Company's common stock then outstanding plus the number of shares of the Company's common stock issuable upon exchange of the Exchangeable Shares then outstanding.

Item 2. Exhibits.

 Exhibit
 Number                     Description of Exhibit
---------  ---------------------------------------------------------
       1   Amended and Restated Rights Agreement




                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          Uniphase Corporation
                                          Date: June 29, 1999


                                          By: /s/ MICHAEL C. PHILLIPS
                                              ------------------------
                                                  Michael C. Phillips
                                                  Senior Vice President












                                     EXHIBITS

 Exhibit
 Number                     Description of Exhibit
---------  ---------------------------------------------------------
1          Amended and Restated Rights Agreement






